HealthEquity Reports Second Quarter Ended July 31, 2017 Financial Results
Highlights of the second quarter include:

•	Revenue of $56.9 million, an increase of 29% compared to Q2 FY17.

•	Net income of $16.9 million, an increase of 106% compared to Q2 FY17.

•	Net income per diluted share of $0.27 compared to $0.14 in Q2 FY17.

•	Adjusted EBITDA of $23.9 million, an increase of 30% compared to Q2 FY17.

Draper, Utah – September 5, 2017 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its second quarter ended July 31, 2017.
“HealthEquity opened nearly 120,000 new HSAs in the second quarter, 40% more than during the same period last year,” said Jon Kessler, President and CEO of HealthEquity. “In terms of sales growth, this is the strongest second quarter performance in the team’s history. Since the second quarter of last year, we have added over 700,000 new HSAs and grown custodial assets by $1.2 billion. Our solid second quarter results and start to fiscal 2018, provide the basis to once again increase our guidance for fiscal 2018 financial expectations.”

Second quarter financial results
For the second quarter ended July 31, 2017, HealthEquity reported revenue of $56.9 million, an increase of 29% compared to $44.2 million for the second quarter ended July 31, 2016. Revenue consisted of:

•	Service revenue of $22.8 million, an increase of 21% compared to Q2 FY17.

•	Custodial revenue of $21.3 million, an increase of 44% compared to Q2 FY17.

•	Interchange revenue of $12.8 million, an increase of 21% compared to Q2 FY17.

Net income was $16.9 million for the second quarter ended July 31, 2017, compared to $8.2 million for the second quarter ended July 31, 2016.
Net income per diluted share was $0.27 for the second quarter ended July 31, 2017, compared to $0.14 for the second quarter ended July 31, 2016.
Adjusted EBITDA was $23.9 million for the second quarter ended July 31, 2017, an increase of 30% compared to $18.4 million for the second quarter ended July 31, 2016.
HSA Member and Custodial Asset metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of July 31, 2017 was 2.9 million, an increase of 26% from 2.3 million as of July 31, 2016.
Total Custodial Assets as of July 31, 2017 was $5.4 billion, an increase of 28% year over year, consisting of:

•	Custodial Cash Assets of $4.5 billion, an increase of 23% compared to Q2 FY17; and

•	Custodial Investment Assets of $0.9 billion, an increase of 61% compared to Q2 FY17.

Business outlook
We are increasing our business outlook for the year ended January 31, 2018. We are increasing our revenue outlook from a range between $222.0 million and $227.0 million to a range between $223.0 million and $228.0 million, our net income from a range between $33.0 million and $37.0 million to a range between $41.0 million and $45.0 million, our Adjusted EBITDA from a range between $78.0 million and $83.0 million to a range between $79.0 million and $84.0 million. We also expect our non-GAAP net income to be in a range between $39.0 million and $43.0 million, up from our prior range between $38.0 million and $42.0 million. Our non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate of 38%, and the impact of excess tax benefits due to the adoption of Accounting Standards Update ("ASU") 2016-09. Our non-GAAP net income outlook results in a non-GAAP net income per diluted share range between $0.64 and $0.68 (based on an estimated 62.0 million diluted weighted-average shares outstanding), up from our prior range between $0.62 and $0.67.
A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Tuesday, September 5, 2017 to discuss the fiscal year 2018 second quarter results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 64836688. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial Information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share, which are non-GAAP financial measures. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items. Non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate of 38%, and the impact of excess tax benefits due to the adoption of ASU 2016-09. Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.

Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, business outlook, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the Company. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged, consumer-directed benefits to employers and employees, the Company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the Company’s ability to successfully identify, acquire and integrate portfolio purchases or acquisition targets, the Company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the Company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

HealthEquity, Inc. and its subsidiaries
Consolidated balance sheets (unaudited)

(in thousands, except par value)	July 31, 2017	January 31, 2017
Assets
Current assets
Cash and cash equivalents	$169,721	$139,954
Marketable securities, at fair value	40,581	40,405
Total cash, cash equivalents and marketable securities	210,302	180,359
Accounts receivable, net of allowance for doubtful accounts as of July 31, 2017 and January 31, 2017 were $45 and $75, respectively	20,904	17,001
Inventories	339	592
Other current assets	8,078	2,867
Total current assets	239,623	200,819
Property and equipment, net	6,080	5,170
Intangible assets, net	73,827	65,020
Goodwill	4,651	4,651
Deferred tax asset	5,054	1,615
Other assets	1,709	1,861
Total assets	$330,944	$279,136
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,594	$3,221
Accrued compensation	6,520	8,722
Accrued liabilities	4,829	3,760
Total current liabilities	12,943	15,703
Long-term liabilities
Other long-term liabilities	2,067	1,456
Deferred tax liability	—	37
Total long-term liabilities	2,067	1,493
Total liabilities	15,010	17,196
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of July 31, 2017 and January 31, 2017, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 60,399 and 59,538 shares issued and outstanding as of July 31, 2017 and January 31, 2017, respectively	6	6
Additional paid-in capital	247,255	232,114
Accumulated other comprehensive loss	(195)	(165)
Accumulated earnings	68,868	29,985
Total stockholders’ equity	315,934	261,940
Total liabilities and stockholders’ equity	$330,944	$279,136

HealthEquity, Inc. and its subsidiaries
Consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended July 31,		Six months ended July 31,
	2017	2016	2017	2016
Revenue:
Service revenue	$22,809	$18,835	$45,296	$37,829
Custodial revenue	21,285	14,779	40,604	28,590
Interchange revenue	12,785	10,571	26,400	21,779
Total revenue	56,879	44,185	112,300	88,198
Cost of revenue:
Service costs	14,998	10,539	30,573	21,796
Custodial costs	2,785	2,394	5,586	4,750
Interchange costs	3,294	2,698	6,598	5,417
Total cost of revenue	21,077	15,631	42,757	31,963
Gross profit	35,802	28,554	69,543	56,235
Operating expenses:
Sales and marketing	5,194	4,190	9,815	8,373
Technology and development	6,797	4,993	13,039	9,618
General and administrative	6,234	5,550	12,102	10,124
Amortization of acquired intangible assets	1,082	1,082	2,165	2,131
Total operating expenses	19,307	15,815	37,121	30,246
Income from operations	16,495	12,739	32,422	25,989
Other expense:
Other expense, net	(38)	(37)	(128)	(678)
Total other expense	(38)	(37)	(128)	(678)
Income before income taxes	16,457	12,702	32,294	25,311
Income tax provision (benefit)	(489)	4,469	1,319	9,005
Net income	$16,946	$8,233	$30,975	$16,306
Net income per share:
Basic	$0.28	$0.14	$0.52	$0.28
Diluted	$0.27	$0.14	$0.50	$0.27
Weighted-average number of shares used in computing net income per share:
Basic	60,173	58,246	59,955	58,035
Diluted	61,765	59,651	61,604	59,501
Comprehensive income:
Net income	$16,946	$8,233	$30,975	$16,306
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale marketable securities, net of tax	(4)	27	(30)	(12)
Comprehensive income	$16,942	$8,260	$30,945	$16,294

HealthEquity, Inc. and its subsidiaries
Statement of Cash flows (unaudited)

	Six months ended July 31,
(in thousands)	2017	2016
Cash flows from operating activities:
Net income	$30,975	$16,306
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,136	6,125
Amortization of deferred financing costs and other	27	36
Deferred taxes	4,699	(738)
Stock-based compensation	6,803	4,331
Changes in operating assets and liabilities:
Accounts receivable	(3,873)	(2,373)
Inventories	253	(79)
Other assets	(4,073)	(5,245)
Accounts payable	(1,495)	(1,069)
Accrued compensation	(2,202)	(3,423)
Accrued liabilities	900	827
Other long-term liabilities	611	840
Net cash provided by operating activities	39,761	15,538
Cash flows from investing activities:
Purchases of intangible member assets	(6,515)	—
Acquisition of a business	(3,000)	—
Purchases of marketable securities	(224)	(177)
Purchase of property and equipment	(2,161)	(1,250)
Purchase of software and capitalized software development costs	(5,166)	(3,960)
Net cash used in investing activities	(17,066)	(5,387)
Cash flows from financing activities:
Proceeds from exercise of common stock options	7,072	1,128
Tax benefit from exercise of common stock options	—	14,249
Net cash provided by financing activities	7,072	15,377
Increase in cash and cash equivalents	29,767	25,528
Beginning cash and cash equivalents	139,954	83,641
Ending cash and cash equivalents	$169,721	$109,169
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable or accrued liabilities at period end	$53	$379
Purchases of software and capitalized software development costs included in accounts payable or accrued liabilities at period end	69	116
Purchases of intangible member assets accrued at period end	270	—
Exercise of common stock options receivable	1,017	—

Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income is as follows:

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2017	2016	2017	2016
Cost of revenue	$692	$421	$1,183	$796
Sales and marketing	526	353	842	566
Technology and development	862	446	1,534	803
General and administrative	1,714	1,289	3,244	2,166
Total stock-based compensation expense	$3,794	$2,509	$6,803	$4,331
HSA Members (unaudited)

	July 31, 2017	July 31, 2016	% Change	January 31, 2017
HSA Members	2,899,646	2,300,007	26%	2,746,132
Average HSA Members - Year-to-date	2,820,433	2,241,378	26%	2,339,091
Average HSA Members - Quarter-to-date	2,858,087	2,270,896	26%	2,519,382
HSA Members with investments	86,868	52,722	65%	65,906
Custodial assets (unaudited)

(in thousands, except percentages)	July 31, 2017	July 31, 2016	% Change	January 31, 2017
Custodial cash	$4,502,841	$3,658,245	23%	$4,380,487
Custodial investments	871,524	542,331	61%	658,580
Total custodial assets	$5,374,365	$4,200,576	28%	$5,039,067
Average daily custodial cash - Year-to-date	$4,429,299	$3,560,117	24%	$3,661,058
Average daily custodial cash - Quarter-to-date	$4,448,090	$3,602,152	23%	$3,854,518

Net income reconciliation to Adjusted EBITDA (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2017	2016	2017	2016
Net income	$16,946	$8,233	$30,975	$16,306
Interest income	(179)	(128)	(336)	(248)
Interest expense	69	69	136	137
Income tax provision (benefit)	(489)	4,469	1,319	9,005
Depreciation and amortization	2,573	2,097	4,971	3,994
Amortization of acquired intangible assets	1,082	1,082	2,165	2,131
Stock-based compensation expense	3,793	2,509	6,803	4,331
Other (1)	148	96	328	790
Adjusted EBITDA	$23,943	$18,427	$46,361	$36,446

(1)
For the three months ended July 31, 2017 and 2016, Other consisted of non-income-based taxes of $102 and $86, and acquisition-related costs of $46 and $10, respectively. For the six months ended July 31, 2017 and 2016, Other consisted of non-income based taxes of $190 and $172, acquisition-related costs of $84 and $595, and other costs of $54 and $23, respectively.

Reconciliation of Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2018
Net income	$41 - $45
Income tax provision	8 - 9
Depreciation and amortization	~ 11
Amortization of acquired intangible assets	~ 4
Stock-based compensation expense	~ 14
Other	~ 1
Adjusted EBITDA	$79 - $84

Reconciliation of non-GAAP net income per diluted share (unaudited)

	Three months ended	Six months ended	Outlook for the year ending
(in millions, except per share data)	July 31, 2017	July 31, 2017	January 31, 2018
Net income	$17	$31	$41 - $45
Stock compensation, net of tax (1)	2	4	~ 9
Excess tax benefit due to adoption of ASU 2016-09	(6)	(10)	~ (11)
Non-GAAP net income	$13	$25	$39 - $43

Diluted weighted-average shares used in computing GAAP and Non-GAAP per share amounts	62	62	62
Non-GAAP net income per diluted share	$0.21	$0.40	$0.64 - $0.68
(1) The Company used an estimated statutory tax rate of 38% to calculate the net impact stock-based compensation expense.